December 2, 1997



Mr. B. Mack DeVine, Chief Executive Officer
AGTsoprts, Inc.
P.O. Box 620
Tampa, FL  33601

Dear Mr. DeVine:

This is to confirm that the client-auditor relationship between AGTsports, Inc. (Commission File Number 0-21914) and Davis & Co., CPAs, P.C. has ceased.

Sincerely,

/s/  Davis & Co., CPAs, P.C.
--------------------------------
Davis & Co., CPAs, P.C.

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Cory J. Coppage, Corporate Secretary
     5031 So. Ulster Street, Suite 205
     Denver, CO  80237